UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 1, 2009

Hurco Companies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-9143	35-1150732
(Commission File Number)	(IRS Employer Identification No.)

One Technology Way
Indianapolis, Indiana	46268
(Address of Principal Executive Offices)	(Zip Code)

(317) 293-5309

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2009, Hurco Companies, Inc. (the "Company") issued a press release announcing the departure of its President and Chief Operating Officer, James D. Fabris.

On October 1, 2009, the Company entered into a Separation and Release Agreement (the "Agreement") with Mr. Fabris concerning his departure from the Company effective October 31, 2009.  The Agreement provides for severance equal to at least eighteen months of his current monthly base salary ($25,125.00) and a one-time payment of $52,260.00.  The Agreement also includes provisions relating to perquisites and other matters.  Mr. Fabris has also agreed to release the Company from any claims, including any claims relating to termination of his employment.  Although the Agreement was executed on October 1, 2009; however, it remains subject to revocation by Mr. Fabris until October 8, 2009.

A copy of the press release and the Agreement are filed as exhibits to this report and are hereby incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 10.1	Separation and Release Agreement between the Company and James Fabris dated October 1, 2009.

Exhibit 99.1	Press Release dated October 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2009 HURCO COMPANIES, INC.

By:	/s/ John G. Oblazney
John G. Oblazney, Vice President and
Chief Financial Officer

.

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Separation and Release Agreement between the Company and James Fabris dated October 1, 2009.

99.1	Press Release dated October 1, 2009.